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                                                                    Exhibit 21.1

                        Subsidiaries of the Registrant

Little Genesis, Inc.
1-800-PRO-TEAM, LLC
Athletic Supply of Dallas, LLC
First Step Designs, LLC
The Voyager's Collection, LLC
Competitive Edge Golf, LLC
Childswork/Childsplay, LLC
Ninos, LLC
Hot Off The Ice, LLC
Gifts for Grandkids, LLC
Beyond The Horizon, LLC
The Training Camp, LLC
Affinity College and University Catalogs, LLC
Genesis Direct Operations L.L.C.
Genesis Direct Secaucus Operations, LLC
Genesis Direct Memphis Operations, LLC
Genesis Direct Memphis Services, LLC
Global Friends, LLC
Command Performance, LLC
Merchandise Manufacturing, LLC
The Music Stand, LLC
Nothin' But Hoops, LLC
Soccer Madness, LLC
ExL Catalogs, LLC
Genesis Direct Citybooks, LLC
Sport Kids, LLC
Manny's Baseball Land, LLC
Genesis Direct Europe, LLC
Biobottoms, LLC
Pro Sports Liquidators, LLC
Genesis Direct Thirty-Seven, LLC
The Edge Company Catalog, LLC
CW Gifts, LLC
Retail Operations, LLC

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Subsidiaries not included on this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of March 27, 1999.